Tenable Announces First Quarter 2026 Financial Results
Tenable Exceeds Q1 Revenue and Profit Expectations, Raises Full-Year Outlook
•Revenue of $262.1 million, year-over-year growth of 9.6%
•GAAP operating margin of 3.3%; Non-GAAP operating margin of 23.6%, year-over-year increase of 320 basis points
•Net cash provided by operating activities of $88.0 million; Unlevered free cash flow of $88.6 million
COLUMBIA, Maryland, April 29, 2026 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the exposure management company, today announced financial results for the quarter ended March 31, 2026.
"We delivered better-than-expected results in Q1, driven by the strong adoption of Tenable One and the growing market realization that exposure management is essential in an AI-accelerated threat landscape," said Steve Vintz, Co-CEO of Tenable. "The introduction of Hexa AI further positions Tenable as a leader in helping organizations move from reactive response to coordinated machine-speed risk reduction."
"There is a heightened level of urgency across our customers who are looking to prepare for the significant increase of threats and vulnerabilities that AI models will introduce," said Mark Thurmond, Co-CEO of Tenable. "As the cybersecurity landscape shifts at an unprecedented pace, customers are reaching out to us to help them navigate this environment."
First Quarter 2026 Financial Highlights
•Revenue was $262.1 million, a 9.6% increase year-over-year
•GAAP income from operations was $8.8 million, compared to a loss of $17.7 million in the first quarter of 2025
•GAAP operating margin was 3.3%, compared to (7.4)% in the first quarter of 2025
•Non-GAAP income from operations was $61.9 million, compared to $48.7 million in the first quarter of 2025
•Non-GAAP operating margin was 23.6%, compared to 20.4% in the first quarter of 2025
•GAAP net income was $1.4 million, compared to a loss of $22.9 million in the first quarter of 2025
•GAAP net earnings per share was $0.01, compared to a net loss of $0.19 per share in the first quarter of 2025
•Non-GAAP net income was $55.6 million, compared to $44.3 million in the first quarter of 2025
•Non-GAAP diluted earnings per share was $0.47, compared to $0.36 in the first quarter of 2025
•Net cash provided by operating activities was $88.0 million, compared to $87.4 million in the first quarter of 2025
•Unlevered free cash flow was $88.6 million, compared to $86.8 million in the first quarter of 2025
•Repurchased 6.1 million shares of our common stock for $130.0 million
Recent Business Highlights
•Added 406 new enterprise platform customers and 43 net new six-figure customers
•Introduced Tenable Hexa AI, an agentic AI engine that automates security workflows and turns exposure intelligence into action at machine speed
•Recognized as the "Company to Beat” for AI-powered exposure assessment in a 2026 Gartner® report(1)
•Named a Challenger in the 2026 Gartner® Magic Quadrant™ for CPS Protection Platforms, recognizing Tenable’s ability to secure cyber-physical systems across critical infrastructure and industrial operations(2)
•Announced our upcoming investor day on May 21, 2026, where we will discuss our exposure management leadership position, AI strategy, platform innovation roadmap, market opportunity and long-term financial targets
•Released new research identifying a growing “AI Exposure Gap” fueled by supply chain risks and a lack of identity controls
Financial Outlook
For the second quarter of 2026, we currently expect:
•Revenue in the range of $263.0 million to $266.0 million

•Non-GAAP income from operations in the range of $61.0 million to $64.0 million
•Non-GAAP net income in the range of $53.0 million to $56.0 million, assuming interest expense of $6.5 million, interest income of $2.3 million and a provision for income taxes of $3.5 million
•Non-GAAP diluted earnings per share in the range of $0.46 to $0.48
•116.0 million diluted weighted average shares outstanding
For the year ending December 31, 2026, we currently expect:
•Revenue in the range of $1.068 billion to $1.078 billion
•Non-GAAP income from operations in the range of $252.0 million to $262.0 million
•Non-GAAP net income in the range of $222.0 million to $232.0 million, assuming interest expense of $25.8 million, interest income of $10.4 million and a provision for income taxes of $13.3 million
•Non-GAAP diluted earnings per share in the range of $1.90 to $1.98
•117.0 million diluted weighted average shares outstanding
•Unlevered free cash flow in the range of $285.0 million to $295.0 million
Conference Call Information
Tenable will host a conference call on April 29, 2026 at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for over 40,000 customers around the globe. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our platform's ability to help our customer base prepare for the significant increase of threats and vulnerabilities associated with the use of artificial intelligence technologies, our ability to accelerate global market opportunities for AI Exposure Management, our business strategy, market opportunity and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and are helpful to investors in comparing our financial results over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges to reorganize business operations. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net income (loss), excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

Reports Referenced
(1)    Source: Gartner, “AI Vendor Race: Tenable Is the Company to Beat for AI-Powered Exposure Assessment,” by Elizabeth Kim, Isy Bangurah, Mitchell Schneider, February 19, 2026
(2)    Gartner, “Magic Quadrant for CPS Protection Platforms,” by Katell Thielemann, Ruggero Contu, Wam Voster, Sumit Rajput, March 3, 2026
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GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. And/or its affiliates and are used herein with permission. All rights reserved.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Revenue	$262,058	$239,137
Cost of revenue(1)	56,669	52,460
Gross profit	205,389	186,677
Operating expenses:
Sales and marketing(1)	106,989	103,182
Research and development(1)	55,761	53,223
General and administrative(1)	31,445	47,983
Restructuring	2,431	—
Total operating expenses	196,626	204,388
Income (loss) from operations	8,763	(17,711)
Interest income	3,040	4,927
Interest expense	(6,412)	(7,011)
Other (expense) income, net	(304)	474
Income (loss) before income taxes	5,087	(19,321)
Provision for income taxes	3,673	3,614
Net income (loss)	$1,414	$(22,935)

Net earnings (loss) per share:
Basic	$0.01	$(0.19)
Diluted	$0.01	$(0.19)

Weighted-average shares used to compute net earnings (loss) per share:
Basic	115,897	120,083
Diluted	117,691	120,083
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$3,275	$3,315
Sales and marketing	17,473	16,630
Research and development	13,029	12,967
General and administrative(2)	10,077	22,991
Total stock-based compensation	$43,854	$55,903
_______________
(2)    Stock-based compensation in the three months ended March 31, 2025 includes $14.6 million of expense related to the accelerated vesting of equity awards for our former Chairman and Chief Executive Officer.

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$139,190	$187,762
Short-term investments	221,071	214,419
Accounts receivable (net of allowance for doubtful accounts of $794 and $656 at March 31, 2026 and December 31, 2025, respectively)	170,254	279,150
Deferred commissions	51,333	52,914
Prepaid expenses and other current assets	65,358	39,339
Total current assets	647,206	773,584
Property and equipment, net	42,438	40,062
Deferred commissions (net of current portion)	67,180	71,715
Operating lease right-of-use assets	43,818	35,558
Acquired intangible assets, net	108,513	115,296
Goodwill	697,886	697,886
Other assets	13,280	13,566
Total assets	$1,620,321	$1,747,667

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$18,878	$21,889
Accrued compensation	50,156	69,166
Deferred revenue	679,987	706,866
Operating lease liabilities	8,041	9,596
Other current liabilities	5,384	5,432
Total current liabilities	762,446	812,949
Deferred revenue (net of current portion)	186,256	192,410
Term loan, net of issuance costs (net of current portion)	353,592	354,209
Operating lease liabilities (net of current portion)	57,688	50,877
Other liabilities	12,119	10,846
Total liabilities	1,372,101	1,421,291

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 131,255 and 129,046 shares issued at March 31, 2026 and December 31, 2025, respectively)	1,313	1,290
Additional paid-in capital	1,638,765	1,586,727
Treasury stock (at cost: 16,682 and 10,596 shares at March 31, 2026 and December 31, 2025, respectively)	(495,711)	(364,574)
Accumulated other comprehensive (loss) income	(107)	387
Accumulated deficit	(896,040)	(897,454)
Total stockholders’ equity	248,220	326,376
Total liabilities and stockholders’ equity	$1,620,321	$1,747,667

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income (loss)	$1,414	$(22,935)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,228	9,854
Stock-based compensation	43,854	55,903
Net accretion of discounts and amortization of premiums on short-term investments	(469)	(1,180)
Other	1,349	1,328
Changes in operating assets and liabilities:
Accounts receivable	108,758	92,968
Prepaid expenses and other assets	(17,936)	(9,875)
Accounts payable, accrued expenses and accrued compensation	(22,663)	(8,491)
Deferred revenue	(33,033)	(32,507)
Other current and noncurrent liabilities	(3,531)	2,342
Net cash provided by operating activities	87,971	87,407

Cash flows from investing activities:
Purchases of property and equipment	(2,587)	(6,553)
Capitalized software development costs	(2,745)	(624)
Purchases of short-term investments	(44,712)	(38,445)
Sales and maturities of short-term investments	38,034	61,345
Proceeds from other investments	—	664
Purchases of other investments	(200)	—
Business combinations, net of cash acquired	—	(148,510)
Net cash used in investing activities	(12,210)	(132,123)

Cash flows from financing activities:
Payments on term loan	(938)	(938)
Proceeds from stock issued in connection with the employee stock purchase plan	8,738	9,701
Proceeds from the exercise of stock options	168	347
Payments for taxes related to net share settlement of equity awards	(1,463)	—
Purchase of treasury stock	(130,218)	(60,000)
Net cash used in financing activities	(123,713)	(50,890)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(620)	400
Net decrease in cash and cash equivalents and restricted cash	(48,572)	(95,206)
Cash and cash equivalents and restricted cash at beginning of period	187,762	328,647
Cash and cash equivalents and restricted cash at end of period	$139,190	$233,441

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended March 31,
(in thousands)	2026	2025
Subscription revenue	$243,153	$220,443
Perpetual license and maintenance revenue	10,162	11,552
Professional services and other revenue	8,743	7,142
Revenue(1)	$262,058	$239,137
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 96% of revenue in the three months ended March 31, 2026 and 2025.

Remaining Performance Obligations	March 31,		Change
(in thousands)	2026	2025	%
Remaining performance obligations, short-term	$712,864	$647,647	10.1%
Remaining performance obligations, long-term	300,340	234,598	28.0%
Remaining performance obligations	$1,013,204	$882,245	14.8%

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended March 31,
(in thousands)	2026	2025
Net cash provided by operating activities	$87,971	$87,407
Purchases of property and equipment	(2,587)	(6,553)
Capitalized software development costs	(2,745)	(624)
Free cash flow	82,639	80,230
Cash paid for interest and other financing costs	5,955	6,574
Unlevered free cash flow	$88,594	$86,804
Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended March 31,
(in thousands)	2026	2025
Employee stock purchase plan activity	$(5,885)	$(5,413)
Acquisition-related expenses	(157)	(3,189)
Restructuring	(2,216)	—

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended March 31,
(dollars in thousands)	2026	2025
Income (loss) from operations	$8,763	$(17,711)
Stock-based compensation	43,854	55,903
Acquisition-related expenses	20	4,621
Restructuring	2,431	—
Amortization of acquired intangible assets	6,782	5,864
Non-GAAP income from operations	$61,850	$48,677
Operating margin	3.3%	(7.4)%
Non-GAAP operating margin	23.6%	20.4%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Net income (loss)	$1,414	$(22,935)
Stock-based compensation	43,854	55,903
Tax impact of stock-based compensation(1)	1,059	855
Acquisition-related expenses(2)	20	4,621
Restructuring(2)	2,431	—
Amortization of acquired intangible assets(2)	6,782	5,864
Tax impact of acquisitions	—	(58)
Non-GAAP net income	$55,560	$44,250

Net earnings (loss) per share, diluted	$0.01	$(0.19)
Stock-based compensation	0.37	0.46
Tax impact of stock-based compensation(1)	0.01	0.01
Acquisition-related expenses(2)	—	0.04
Restructuring(2)	0.02	—
Amortization of acquired intangible assets(2)	0.06	0.05
Tax impact of acquisitions	—	—
Adjustment to diluted earnings per share(3)	—	(0.01)
Non-GAAP earnings per share, diluted	$0.47	$0.36

Weighted-average shares used to compute GAAP net earnings (loss) per share, diluted	117,691	120,083

Weighted-average shares used to compute non-GAAP earnings per share, diluted	117,691	124,152
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses, restructuring and the amortization of acquired intangible assets are not material.
(3)     An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended March 31,
(dollars in thousands)	2026	2025
Gross profit	$205,389	$186,677
Stock-based compensation	3,275	3,315
Amortization of acquired intangible assets	6,782	5,864
Non-GAAP gross profit	$215,446	$195,856
Gross margin	78.4%	78.1%
Non-GAAP gross margin	82.2%	81.9%

Non-GAAP Sales and Marketing Expense	Three Months Ended March 31,
(dollars in thousands)	2026	2025
Sales and marketing expense	$106,989	$103,182
Less: Stock-based compensation	17,473	16,630
Less: Acquisition-related expenses	—	1,054
Non-GAAP sales and marketing expense	$89,516	$85,498
Non-GAAP sales and marketing expense % of revenue	34.2%	35.8%

Non-GAAP Research and Development Expense	Three Months Ended March 31,
(dollars in thousands)	2026	2025
Research and development expense	$55,761	$53,223
Less: Stock-based compensation	13,029	12,967
Less: Acquisition-related expenses	—	1,239
Non-GAAP research and development expense	$42,732	$39,017
Non-GAAP research and development expense % of revenue	16.3%	16.3%

Non-GAAP General and Administrative Expense	Three Months Ended March 31,
(dollars in thousands)	2026	2025
General and administrative expense	$31,445	$47,983
Less: Stock-based compensation	10,077	22,991
Less: Acquisition-related expenses	20	2,328
Non-GAAP general and administrative expense	$21,348	$22,664
Non-GAAP general and administrative expense % of revenue	8.1%	9.5%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending June 30, 2026		Year Ending December 31, 2026
(in millions)	Low	High	Low	High
Forecasted income from operations	$5.5	$8.5	$37.3	$47.3
Forecasted stock-based compensation	46.6	46.6	183.3	183.3
Forecasted restructuring expense	2.1	2.1	4.5	4.5
Forecasted amortization of acquired intangible assets	6.8	6.8	26.9	26.9
Forecasted non-GAAP income from operations	$61.0	$64.0	$252.0	$262.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending June 30, 2026		Year Ending December 31, 2026
(in millions, except per share data)	Low	High	Low	High
Forecasted net (loss) income(1)	$(3.5)	$(0.5)	$2.8	$12.8
Forecasted stock-based compensation	46.6	46.6	183.3	183.3
Forecasted tax impact of stock-based compensation	1.0	1.0	4.6	4.6
Forecasted restructuring expense	2.1	2.1	4.5	4.5
Forecasted amortization of acquired intangible assets	6.8	6.8	26.9	26.9
Forecasted tax impact of acquisitions	—	—	(0.1)	(0.1)
Forecasted non-GAAP net income	$53.0	$56.0	$222.0	$232.0

Forecasted net (loss) earnings per share, diluted(1)	$(0.03)	$—	$0.02	$0.11
Forecasted stock-based compensation	0.40	0.39	1.57	1.56
Forecasted tax impact of stock-based compensation	0.01	0.01	0.04	0.04
Forecasted restructuring expense	0.02	0.02	0.04	0.04
Forecasted amortization of acquired intangible assets	0.06	0.06	0.23	0.23
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(2)	—	—	—	—
Forecasted non-GAAP earnings per share, diluted	$0.46	$0.48	$1.90	$1.98

Forecasted weighted-average shares used to compute GAAP net (loss) earnings per share, diluted	115.0	116.0	117.0	117.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	116.0	116.0	117.0	117.0
________________
(1)    The forecasted GAAP net (loss) income assumes income tax expense of $4.5 million and $17.8 million in the three months ending June 30, 2026 and year ending December 31, 2026, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2026
(in millions)	Low	High
Forecasted net cash provided by operating activities	$280.1	$290.1
Forecasted purchases of property and equipment	(11.5)	(11.5)
Forecasted capitalized software development costs	(7.6)	(7.6)
Forecasted free cash flow	261.0	271.0
Forecasted cash paid for interest and other financing costs	24.0	24.0
Forecasted unlevered free cash flow	$285.0	$295.0